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                 AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL

                  FOR BENEFICIAL ASSIGNEE CERTIFICATES ("BACS")
                                       OF

               BOSTON CAPITAL TAX CREDIT FUND IV L. P. - SERIES 24

                                FOR $8.00 PER BAC

      Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers, conveys and delivers and irrevocably directs any custodian or trustee to sell, assign, transfer, convey and deliver ("Transfer") to Everest Tax Credit Investors, LLC, a California limited liability company (the "Purchaser"), all of the Seller's right, title and interest in beneficial assignee certificates ("BACs") in Series 24 of Boston Capital Tax Credit Fund IV L. P., a Delaware limited partnership (the "Partnership"), for $8.00 per BAC, less the amount of Distributions (as defined in the Offer to Purchase) per BAC, if any, made to Seller by the Partnership after March 1, 1998 and before the date on which the Purchaser purchases the BACs tendered pursuant to the Offer (the "Purchase Date") and less any tax credits allocated to Seller after May 31, 1998, in accordance with and pursuant to the Offer to Purchase, dated April 20, 1998, as it may be supplemented or amended from time to time (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended from time to time (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

      Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, tax credit allocations, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to such BACs under the Partnership's Agreement of Limited Partnership, as amended (the "Partnership Agreement"), and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the Purchase Date. The Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to such BACs, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to such BACs, to deliver such BACs and transfer ownership of such BACs on the Partnership's books maintained by the General Partner of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to immediately revoke and withdraw all prior tenders of BACs hereof, to direct any custodian or trustee holding record title to the BACs to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such BACs. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

      The Seller hereby represents and warrants to the Purchaser that the Seller owns such BACs and has full power and authority to validly sell, assign, transfer, convey and deliver such BACs to the Purchaser, and that when any such BACs are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such BACs will not be subject to any adverse claim. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of the entity. The Seller further represents and warrants that the Seller is a "United States person", as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, that the Seller does not own beneficially or of record more than 5% of the outstanding BACs.

      The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the BACs tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those BACs accepted for purchase by the Purchaser and any Letter of Transmittal for BACs not accepted for payment may be destroyed by the Purchaser (in accordance with its customary practice).


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      All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

      Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such BACs.

      The Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as the Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and the determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

Date: April 20, 1998

                      NOTICE OF WITHDRAWAL OF PRIOR TENDER

      Execution and delivery of this Letter of Transmittal shall constitute notice that the undersigned owner(s) irrevocably elect(s) to withdraw all prior tenders of any BACs covered hereby made by such owner(s), including any tenders made to Valley Creek Capital, LLC under its offer dated April 14, 1998, as it may be amended.

                   ALL
--------------------------------------------------  ------------------------------------------------------
[Specify Number of BACs Tendered                    [Signature of Owner]
if less than "ALL"]


--------------------------------------------------  ------------------------------------------------------
[Your Telephone Number]                             [Print Name]


--------------------------------------------------  ------------------------------------------------------
[Your Social Security or Taxpayer ID Number]        [Signature of Co-Owner]


--------------------------------------------------  ------------------------------------------------------
                                                    [Print Name]

--------------------------------------------------
[Your Address]

                                                    ------------------------------------------------------
                                                    The completed Letter of Transmittal and original
                                                    Partnership Certificate(s) (if available) should be
                                                    forwarded to:

                                                    EVEREST PROPERTIES II, LLC
                                                    199 S. Los Robles Ave., Suite 440
                                                    Pasadena, CA 91101
                                                    Attn: Securities Processing Department
                                                    (626) 585-5920

                                                    RE:    BOSTON CAPITAL TAX CREDIT FUND IV L. P. -
                                                           SERIES 24
                                                    ------------------------------------------------------